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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-22291, 33-54060, 33-62643, 33-83680, and 333-07225 of Newpark Resources,
Inc. on Form S-8, Registration Statements No. 333-33957 and 333-40487 on Form S-3, and Registration Statement No. 333-45197 on Form S-4 of our report dated March 27, 1998, appearing in this Annual Report on Form 10-K of Newpark Resources, Inc. for the year ended December 31, 1997.



DELOITTE & TOUCHE LLP


New Orleans, Louisiana
March 30, 1998